Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces First Quarter of Fiscal 2016 Financial Results

Express Product Offering Wins New Customers in both Franchise and Commerce Markets

Company Reports Positive Adjusted EBITDA for the Second Consecutive Quarter

Gross Margin Improved to 51% in the First Quarter of Fiscal 2016

Burlington, Mass., February 11, 2016 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its first quarter ended December 31, 2015.

“Bridgeline’s new express products are attracting customers faster than we anticipated with wins in both the franchise and the commerce markets”, said Ari Kahn, Bridgeline’s President and Chief Operating Officer. “Our express products are driving the Company’s transformation to a stronger SaaS business with higher license revenue and recurring revenue. We are also pleased to have delivered positive Adjusted EBITDA for the second consecutive quarter and are focused on continuing to drive positive Adjusted EBITDA in future quarters and increase shareholder value.”

First Quarter Highlights:

●	Adjusted EBITDA improved by $1.3 million to $65 thousand for the first quarter of fiscal 2016, compared to ($1.25) million in the first quarter of fiscal 2015.

●	Subscription and perpetual license revenue increased 10% to $1.5 million in the first quarter of fiscal 2016, compared to $1.4 million in the first quarter of fiscal 2015.

●	Gross margin improved to 51% in the first quarter of fiscal 2016, from 39% in the first quarter of fiscal 2015.

●	Operating expenses reduced by 33% (excluding restructuring charges) to $2.6 million in the first quarter of fiscal 2016 from $3.9 million in the first quarter of fiscal 2015.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter 2016 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael D. Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,
	2015	2014
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss applicable to common shareholders	$(1,380)	$(2,131)
Amortization of intangible assets	107	152
Stock-based compensation	72	89
Restructuring charge	586	-
Preferred stock dividends	32	21
Non-GAAP adjusted net loss	$(583)	$(1,869)

Reconciliation of GAAP loss per diluted share to non-GAAP adjusted loss per diluted share:
GAAP net loss per share applicable to common shareholders	$(0.25)	$(0.49)
Amortization of intangible assets	0.02	0.03
Stock-based compensation	0.01	0.02
Restructuring charge	0.11	-
Preferred stock dividends	-	-
Non-GAAP adjusted net loss per diluted share	$(0.11)	$(0.43)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss applicable to common shareholders	$(1,380)	$(2,131)
Provision for income tax	6	35
Interest expense, net	283	162
Amortization of intangible assets	107	152
Depreciation	231	279
Restructuring charge	586	-
Other amortization	128	146
Stock-based compensation	72	89
Preferred stock dividends	32	21
Adjusted EBITDA	$65	$(1,247)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share applicable to common shareholders	$(0.25)	$(0.49)
Provision for income tax	-	0.01
Interest expense, net	0.06	0.04
Amortization of intangible assets	0.02	0.03
Depreciation	0.04	0.07
Restructuring charge	0.11	-
Other amortization	0.02	0.03
Stock-based compensation	0.01	0.02
Preferred stock dividends	-	-
Adjusted EBITDA per diluted share	$0.01	$(0.29)

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2015	2014
Revenue:
Digital engagement services	$2,373	$3,231
Subscription and perpetual licenses	1,523	1,380
Managed service hosting	347	401
Total revenue	4,243	5,012

Cost of revenue:
Digital engagement services	1,454	2,564
Subscription and perpetual licenses	558	430
Managed service hosting	77	74
Total cost of revenue	2,089	3,068
Gross profit	2,154	1,944

Operating expenses:
Sales and marketing	1,068	1,810
General and administrative	862	993
Research and development	341	602
Depreciation and amortization	356	452
Restructuring charge	586	-
Total operating expenses	3,213	3,857
Loss from operations	(1,059)	(1,913)
Interest expense, net	(283)	(162)
Loss before income taxes	(1,342)	(2,075)
Provision for income tax	6	35
Net loss	$(1,348)	$(2,110)
Dividends on convertible preferred stock	(32)	(21)
Net loss applicable to common shareholders	$(1,380)	$(2,131)

Net loss per share attributable to common shareholders:
Basic and diluted	$(0.25)	$(0.49)
Number of weighted average shares outstanding:
Basic and diluted	5,164,809	4,343,023

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	December 31,	September 30,
	2015	2015
ASSETS

Current Assets:
Cash and cash equivalents	$580	$337
Accounts receivable and unbilled revenues, net	2,507	2,463
Prepaid expenses and other current assets	624	680
Total current assets	3,711	3,480
Equipment and improvements, net	1,084	1,315
Intangible assets, net	921	1,028
Goodwill	12,641	12,641
Other assets	635	723
Total assets	$18,992	$19,187

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,282	$1,626
Accrued liabilities	1,396	1,046
Accrued earnouts, current	301	468
Debt, current	500	92
Capital lease obligations, current	216	320
Deferred revenue	1,592	1,542
Total current liabilities	5,287	5,094
Debt, net of current portion	7,879	7,695
Other long term liabilities	784	726
Total liabilities	13,950	13,515

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 211,393 and 0, issued and outstanding, respectively (liquidation preference $2,146)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 5,326,615 and 4,637,684 shares issued and outstanding, respectively	5	5
Additional paid-in-capital	51,183	50,434
Accumulated deficit	(45,791)	(44,411)
Accumulated other comprehensive loss	(355)	(356)
Total stockholders' equity	5,042	5,672
Total liabilities and stockholders' equity	$18,992	$19,187